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Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 31, 2001 relating to the financial statements of ConnectInc.com, which appears in the Current Report on Form 8-K/A of Digital River, Inc. (No. 000-24643) filed with the Securities and Exchange Commission on November 21, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California April 10, 2002

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Exhibit 23.4
CONSENT OF INDEPENDENT ACCOUNTANTS